Exhibit 99.1
                                  FORM OF PROXY

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
                             GERMAN AMERICAN BANCORP

     I hereby appoint _____________ and ______________, and each of them, my proxies, with power of substitution, to vote all Common Shares of German American Bancorp (the "Corporation") that I am entitled to vote at the Special Meeting of Shareholders to be held at the principal office of The German American Bank, 711 Main Street, Jasper, Indiana, on ___________, 1998 at _______ a.m./p.m. local time, and any adjournments thereof, as provided herein.

     THIS PROXY WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEM 1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

     This proxy may be revoked at any time prior to its exercise upon compliance with the procedures set forth in the Corporation's Prospectus/Proxy Statement, dated ___________, 1998.

     SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE.

     1. MERGER OF 1st BANCORP WITH AND INTO A WHOLLY OWNED SUBSIDIARY OF GERMAN AMERICAN BANCORP

          [ ] FOR     [ ]  AGAINST     [ ]  ABSTAIN

     2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting

Dated:   _________________

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                                                  Signature or Signatures

                                    (Please sign exactly as your name appears on this proxy. If shares are issued in the name of two or more persons, all such persons should sign. Trustees, executors and others signing in a representative capacity should indicate the capacity in which they sign.)